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                        SUPPLY AND DISTRIBUTION AGREEMENT


         Agreement, dated as of April 3, 1996, between INTERFERON SCIENCES, INC., a Delaware corporation having its office at 783 Jersey Avenue, New Brunswick, NJ 08901, USA ("INTERFERON SCIENCES"), and Cell Pharm GmbH, a company incorporated under the laws of Germany having its office at Medical Park, Feodor Lynen Strasse 23, D-30625 Hannover, Germany ("CELL PHARM").

         WHEREAS, INTERFERON SCIENCES has developed and owns certain registration documentation for a product Alferon(R) N Injection with its active ingredient human leukocyte interferon, allowing INTERFERON SCIENCES to sell such product in the USA; and

         WHEREAS, CELL PHARM has developed and owns certain registration documentation for a product cellferon(R) Injektion with its active ingredient human leukocyte interferon, allowing CELL PHARM to sell such product in Germany; and

         WHEREAS, CELL PHARM wishes to obtain human leukocyte interferon for its product from INTERFERON SCIENCES instead of its present supplier, and has obtained the approval necessary to change its supplier from the Bundesinstitut for Arzneimittel und Medizinprodukte (Federal Institute for Drugs and Medical Devices); and

         WHEREAS, INTERFERON SCIENCES is willing to supply its formulation of human leukocyte interferon to CELL PHARM under the terms and conditions herein set forth;

         NOW, THEREFORE, INTERFERON SCIENCES and CELL PHARM, in view of the foregoing premises and in consideration of the terms and conditions hereafter set forth and intending to be legally bound, agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms shall have the following meanings ascribed to them:

         (a) "ACTIVE INGREDIENT" means Interferon Alfa-n3 in liquid injectable dosage form at a concentration level of 1,000,000 IU/.2 ml.

         (b) "AFFILIATE" means, with respect to either PARTY, a PERSON controlling, controlled by, or under common control with that party.

         (c) "AGREEMENT" means this Supply and Distribution Agreement, as it may be amended from time to time.

         (d) "ANNUAL PERIOD" means the period commencing on July 1 of each year and ending on June 30 of the following year, except that the first Annual Period
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                  shall commence on the date hereof and end on June 30, 1997
                  (and shall be deemed to have five quarters, the first quarter ending on June 30, 1996) and the last Annual Period shall end on the date of termination of this AGREEMENT.

         (e) "AVERAGE NET SELLING PRICE" of the PRODUCTS in an ANNUAL PERIOD means the average invoiced selling price of PRODUCTS sold by CELL PHARM or its AFFILIATES in such ANNUAL PERIOD less all of the following: discounts, allowances, returns, and, to the extent invoiced to and separately paid by the customer, sales taxes, duties, shipping charges, and insurance.

         (f) "CELL PHARM" means CELL PHARM GmbH, a company incorporated under the laws of Germany, and its permitted successors and assigns.

         (g)      "FDA" means the United States Food and Drug Administration.

         (h) "INTERFERON SCIENCES" means INTERFERON SCIENCES, INC., a Delaware corporation, and its permitted successors and assigns.

         (i) "PARTICIPATE IN" means directly or indirectly, for its or his own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, licensor, licensee, consultant, distributor, agent, independent contractor, or otherwise with, or acquiesce in the use of its or his name in.

         (j)      "PARTIES" means CELL PHARM and INTERFERON SCIENCES.

         (k) "PERSON" means and includes an individual, a corporation, a partnership, or any other entity or association.

         (l) "PORT OF ENTRY" means, at the option of INTERFERON SCIENCES, Hamburg, Frankfurt, or Hannover, Germany.

         (m) "PRODUCT" means a vial of the ACTIVE INGREDIENT which conforms to the Specifications and contains 5,000,000 IU of the ACTIVE INGREDIENT.

         (n) "SPECIFICATIONS" means the pharmaceutical, microbial, biochemical, and physical specifications (other than individual vial packaging and labelling) for a vial of the ACTIVE INGREDIENT as approved by the FDA from time to time.

         (o)      "TERM" means the duration of this Agreement, as set out in
                  Section 19.1.

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         (p)      "TERRITORY" means Germany.

         (q)      "$" means United States dollars.

1.2 If any term or provision of this AGREEMENT is held invalid or unenforceable, the remaining terms and provisions hereof shall not be affected, but shall be valid and enforceable to the fullest extent permitted by law.

1.3 This AGREEMENT and the Quality Assurance Agreement, dated as of the date hereof, between the PARTIES incorporate the entire understanding of the PARTIES in relation to the subject matter hereof and revoke and supersede any and all agreements, contracts, understandings, and arrangements that might have existed regarding such subject matter between the PARTIES.

1.4 Subject to Section 18.1, this AGREEMENT, including the validity, construction, interpretation, and performance hereof, shall be governed by the laws of Switzerland, without giving effect to conflicts of law.

1.5 The headings used in this AGREEMENT are intended for help only and shall not be considered part of the written understanding between the PARTIES.

2.       APPOINTMENT OF DISTRIBUTOR

2.1 INTERFERON SCIENCES grants to CELL PHARM on an exclusive basis and CELL PHARM accepts the right to distribute, promote, and sell PRODUCTS in the TERRITORY during the TERM, upon and subject to the terms and conditions set out in this AGREEMENT.

2.2 CELL PHARM shall purchase from INTERFERON SCIENCES all such quantities of PRODUCTS as CELL PHARM shall require from time to time during the TERM for the purposes of resale in the TERRITORY.

2.3 CELL PHARM shall not during the TERM purchase the ACTIVE INGREDIENT or PRODUCTS from any Person other than INTERFERON SCIENCES or a supplier designated by INTERFERON SCIENCES. CELL PHARM is not authorized to itself manufacture the ACTIVE INGREDIENTS or PRODUCTS, unless otherwise separately agreed under the express terms of a written licensing agreement with INTERFERON SCIENCES. If the Bundesinstitut for Arzneimittel und Medizinprodukte requires that CELL PHARM purchase purified drug concentrate of the ACTIVE INGREDIENT rather than PRODUCTS, the PARTIES agree to negotiate in good faith an amendment to this AGREEMENT granting CELL PHARM rights and obligations with respect to purified drug concentrate of the ACTIVE INGREDIENT comparable to those granted in this AGREEMENT with respect to the PRODUCTS.

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2.4      CELL PHARM shall not directly or indirectly promote, sell, or distribute the ACTIVE INGREDIENT or PRODUCTS outside the TERRITORY nor establish any sales branch or warehouse outside the TERRITORY for the purposes of sales of the ACTIVE INGREDIENT or PRODUCTS outside the TERRITORY.

2.5 CELL PHARM may appoint sub-distributors for PRODUCTS in the TERRITORY, subject to INTERFERON SCIENCES's prior written approval. The appointment of a sub-distributor shall be on such terms and conditions as CELL PHARM may require, but consistent with the terms and conditions of this AGREEMENT.

3.       INDEPENDENT TRADE STATUS

3.1 Each of the PARTIES in performing this AGREEMENT shall be and be deemed to be acting as an independent contractor. Accordingly, CELL PHARM shall purchase PRODUCTS from INTERFERON SCIENCES and resell them to CELL PHARM's customers in CELL PHARM's name and for its own account. Neither of the PARTIES shall have any authority whatsoever to act as agent or representative of the other PARTY nor any authority or power to contract or create any obligation or liability on behalf of the other or otherwise bind the other in any way for any purpose.

3.2 All costs and expenses connected with the promotion, distribution, and resale of the PRODUCTS in the TERRITORY shall be borne by CELL PHARM except as otherwise specifically provided in this AGREEMENT.

3.3 INTERFERON SCIENCES shall have no control over CELL PHARM's choice of customers or any other aspect of its business.

4.       PRICE, PAYMENT TERMS, AND ANNUAL MINIMUM PURCHASE QUANTITIES

4.1 Subject to Section 4.9, the price for each PRODUCT purchased by CELL PHARM in any ANNUAL PERIOD will initially be $65.00 for the first 25,000 PRODUCTS purchased in such ANNUAL PERIOD, $60.00 for the next 25,000 PRODUCTS purchased in such ANNUAL PERIOD, $55.00 for the next 50,000 PRODUCTS purchased in such ANNUAL PERIOD, and $50.00 for any PRODUCTS in excess of 100,000 purchased in such ANNUAL PERIOD. There shall be added to such prices the costs incurred by INTERFERON SCIENCES to ship PRODUCTS to the PORT OF ENTRY and to insure such shipments. The risk of loss or damage in shipping to the PORT OF ENTRY shall be borne by INTERFERON SCIENCES.

4.2 Subject only to the exceptions described below in this Article 4, the prices set forth in Section 4.1 shall be firm for all purchase orders requisitioning PRODUCTS to be shipped in the first ANNUAL PERIOD. For deliveries in any succeeding ANNUAL PERIOD, INTERFERON SCIENCES may increase such prices to cover any increase in costs of materials, direct labor, and overhead related thereto and, subject only to the

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         exceptions described below in this Article 4, such prices shall be firm for all purchase orders requisitioning PRODUCTS to be shipped in such ANNUAL PERIOD. INTERFERON SCIENCES shall provide clear written explanations for any cost increase, and CELL PHARM shall have the right at its expense to have any increase in costs verified by an independent certified public accountant prior to paying any price increase. Both CELL PHARM and INTERFERON SCIENCES recognize that the prices in Section
         4.1 do not provide for unexpected, substantial currency fluctuations. Fluctuations exceeding plus or minus 5% of the exchange ratio on the date hereof of $ for German Marks would be considered substantial. CELL PHARM and INTERFERON SCIENCES agree to negotiate in good faith a revised selling price in the event of such fluctuations throughout the TERM.

4.3 The price of PRODUCTS delivered to CELL PHARM will be paid not more than 30 days from the date of the airway bill in $ or any other currency mutually agreed upon, by bank transfer to INTERFERON SCIENCES's designated bank account, and be deemed paid when received. CELL PHARM hereby orders 1,539 PRODUCTS at a price of $100,000 and agrees to pay such amount not more than 15 days from the date of the airway bill. CELL PHARM shall bear all costs in connection with effecting payments, except that each PARTY shall bear its own bank fees for money transfers. CELL PHARM will under no circumstances be liable to pay for PRODUCTS not shipped to CELL PHARM. INTERFERON SCIENCES reserves the right to unilaterally require other payment terms in the event of any uncured defaults by CELL PHARM in making timely payments for purchased PRODUCTS.

4.4 In addition to the per PRODUCT purchase price calculated as set forth above, CELL PHARM shall pay INTERFERON SCIENCES 50% of the incremental revenue received by CELL PHARM in each ANNUAL PERIOD as a result of the AVERAGE NET SELLING PRICE of the PRODUCTS in that ANNUAL PERIOD exceeding 280 German Marks. Within 30 days of the end of each ANNUAL PERIOD, (a) CELL PHARM shall furnish to INTERFERON SCIENCES a schedule setting forth the AVERAGE NET SELLING PRICE of the PRODUCTS, and the number of PRODUCTS sold, in that ANNUAL PERIOD and (b) if any amount is owed pursuant to this Section 4.4 with respect to such ANNUAL PERIOD, CELL PHARM shall pay such amount in $ or any other currency mutually agreed upon, by bank transfer to INTERFERON SCIENCES's designated bank account, such payment to be deemed paid when received.

4.5 CELL PHARM shall keep records relating to the transactions covered by this AGREEMENT in accordance with generally accepted accounting principles, and such records shall be available for inspection by INTERFERON SCIENCES's independent certified public accountant, under the obligation of confidentiality, at reasonable intervals during normal business hours at CELL PHARM's offices, only to confirm that the correct amounts have been paid under Section 4.4. If such inspection determines that (a) the difference between the amounts actually paid under Section 4.4 and the

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         correct amounts that should have been paid under Section 4.4 exceeds
         (b) 2% of the amounts actually paid under Section 4.4, an adjusting payment shall be made by the relevant PARTY not more than 30 days from the date of such determination.

4.6 CELL PHARM will pay all German import duties, if any, and any applicable sales or goods and services taxes imposed by the Government of Germany, if any, or any Province thereof, except that each PARTY shall share on an equitable basis any import duty payable solely because Certificate of Origin Form A cannot be provided. INTERFERON SCIENCES will pay all United States export duties, if any.

4.7      CELL PHARM shall be free to set its resale price for the PRODUCTS.

4.8 CELL PHARM shall purchase a minimum of 5,000 PRODUCTS in the first ANNUAL PERIOD, 10,000 PRODUCTS in the second ANNUAL PERIOD, 15,000 PRODUCTS in the third ANNUAL PERIOD, 20,000 PRODUCTS in the fourth ANNUAL PERIOD, and 25,000 PRODUCTS in the fifth ANNUAL PERIOD. The minimum purchase requirement in each Annual Period commencing with the sixth shall be agreed to in good faith prior to the extension of the TERM to include such ANNUAL PERIOD.

4.9 INTERFERON SCIENCES agrees that CELL PHARM shall be entitled to purchase up to 2,000 PRODUCTS in each ANNUAL PERIOD at the price applicable for PRODUCTS in excess of 100,000 purchased in such ANNUAL PERIOD even if less than 100,000 PRODUCTS have been purchased in such ANNUAL PERIOD, provided that such PRODUCTS are used in clinical trials and CELL PHARM receives no payment for such PRODUCTS from any source. Any PRODUCTS so purchased shall not be considered PRODUCTS purchased in such ANNUAL PERIOD for purposes of determining the price of other PRODUCTS purchased in such ANNUAL PERIOD.

5.       ORDERS, PRODUCTION PLANNING, AND REPORTS

5.1 CELL PHARM shall order PRODUCTS from INTERFERON SCIENCES with a written purchase order setting forth the number of PRODUCTS ordered and the desired delivery date. CELL PHARM acknowledges that orders should generally be placed at least four months prior to the desired delivery date. An order shall be accepted only by written confirmation from INTERFERON SCIENCES.

5.2 On the date hereof, CELL PHARM shall furnish INTERFERON SCIENCES with its projected requirements of PRODUCTS for each of the quarters of the first ANNUAL PERIOD. On the first day of the second quarter of the first ANNUAL PERIOD, and the first day of every quarter thereafter during the TERM, CELL PHARM shall give INTERFERON SCIENCES its projected requirement for the fourth succeeding quarter and an update of the projections already given. The projections furnished shall be for the purpose of aiding INTERFERON SCIENCES's production schedule but shall not be binding on CELL PHARM.

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5.3      Within thirty days from the end of each quarter of each ANNUAL PERIOD,
         CELL PHARM shall furnish to INTERFERON SCIENCES a schedule setting forth the number of PRODUCTS sold in that quarter, and shall furnish to INTERFERON SCIENCES such additional information concerning such matters as INTERFERON SCIENCES may reasonably require from time to time.

6.       QUALITY OF PRODUCTS

6.1 INTERFERON SCIENCES warrants to CELL PHARM that upon delivery at the PORT OF ENTRY all of the PRODUCTS shall meet the SPECIFICATIONS.

6.2 NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE MADE OR WILL BE DEEMED TO HAVE BEEN MADE BY INTERFERON SCIENCES REGARDING THE PRODUCTS, EXCEPT TO THE EXTENT EXPRESSLY STATED HEREIN. Neither CELL PHARM nor any of its employees, agents, or representatives is authorized to give any warranties or make any representations on behalf of INTERFERON SCIENCES. In no event shall INTERFERON SCIENCES be held liable for any lost profits or any other incidental or consequential damages in connection with any claims arising out of or related to any PRODUCTS supplied by INTERFERON SCIENCES to CELL PHARM.

6.3 CELL PHARM will promptly upon receipt of PRODUCTS inspect and analyze or cause to be inspected and analyzed each batch of PRODUCTS delivered. Any claims regarding the quality or quantity of PRODUCTS delivered shall be made in writing specifying in reasonable detail the nature or basis for the claim and citing relevant control numbers or other information to enable specific identification of the PRODUCTS in question. CELL PHARM shall be deemed to have waived all claims against INTERFERON SCIENCES in connection with any PRODUCTS, and such PRODUCTS shall be deemed to have met the SPECIFICATIONS upon delivery at the PORT OF ENTRY, if no such claim is made within 30 days of shipment of such PRODUCTS. All claims timely received by INTERFERON SCIENCES from CELL PHARM regarding PRODUCTS shall be handled on a case by case basis during which time INTERFERON SCIENCES or its designee shall have the right to first inspect any PRODUCTS involved before being required to take any action with respect thereto.

6.4 If the PARTIES fail to agree as to whether a delivered quantity of PRODUCTS met the SPECIFICATIONS upon delivery at the PORT OF ENTRY, then the PARTIES shall co-operate to have the batch in dispute analyzed by an internationally recognized independent testing laboratory (e.g. the "Zentrallaboratorium Deutscher Apotheker", with offices in Eschorn/Frankfort, or the Paul Ehrlich Institute for Sera and Vaccines) selected by the agreement of the PARTIES. The results of said laboratory's testing shall be deemed final as to any dispute over whether PRODUCTS met the SPECIFICATIONS upon delivery at the PORT OF ENTRY. If said batch of

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         PRODUCTS was determined to have met the SPECIFICATIONS upon delivery at the PORT OF ENTRY, then CELL PHARM shall bear all costs of the independent laboratory testing. If said batch of the PRODUCTS was determined not to have met the SPECIFICATIONS upon delivery at the PORT OF ENTRY, then CELL PHARM shall return to INTERFERON SCIENCES or dispose of such quantity of the PRODUCTS as was determined not to have met the SPECIFICATIONS upon delivery at the PORT OF ENTRY in such manner as INTERFERON SCIENCES shall direct and at INTERFERON
         SCIENCES's expense and INTERFERON SCIENCES shall in such case bear all costs of the independent laboratory testing.

6.5 Any quantity of the PRODUCTS found not to have met the SPECIFICATIONS upon delivery at the PORT OF ENTRY will be replaced with conforming PRODUCTS or INTERFERON SCIENCES may, at its option, credit CELL PHARM's account for the purchase price thereof, it being expressly agreed by the PARTIES that such replacement or credit shall be the sole and exclusive remedy of CELL PHARM for INTERFERON SCIENCES's delivering PRODUCTS that did not meet the SPECIFICATIONS upon delivery at the PORT OF ENTRY.

6.6 CELL PHARM shall not make any alteration or permit alterations to be made to the PRODUCTS.

6.7 Each of the PARTIES agrees to provide to the other promptly all clinical and technical information, data, and know-how which it develops during the TERM concerning the use and sale of the PRODUCTS. Each PARTY shall inform the other immediately of any adverse experience associated with PRODUCTS which comes to its attention.

7.       THIRD PARTY CLAIMS

7.1 INTERFERON SCIENCES shall indemnify CELL PHARM against claims for death or personal injury resulting from any proper third party claims, demands, proceedings, actions, and judgements to the extent determined to have arisen out of and been caused solely by the fault, negligence, or wrongdoing of INTERFERON SCIENCES in the manufacture or formulation of PRODUCTS and provided that CELL PHARM shall have first promptly notified INTERFERON SCIENCES in writing of the existence of any such claim, demand, proceeding, or action made against CELL PHARM and have permitted INTERFERON SCIENCES to deal with the same in such manner as INTERFERON SCIENCES deems necessary or appropriate. CELL PHARM shall render such assistance as INTERFERON SCIENCES may reasonably request in dealing with the same and CELL PHARM agrees not to settle any such claim or demand or take any action which would compromise or prejudice INTERFERON SCIENCES's interests relating thereto without the prior consultation and written consent of INTERFERON SCIENCES, otherwise CELL PHARM shall have been deemed to have waived its indemnification rights hereunder.

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7.2      CELL PHARM shall defend, indemnify, and hold INTERFERON SCIENCES harmless from and against all claims, actions, demands, proceedings, judgements, damages, losses, costs, expenses (including reasonable attorney's fees and costs), or other liabilities of any kind which arise out of or are the result of any fault, negligence, act or failure to act, or misconduct of CELL PHARM or any or its employees, agents, representatives, or sub-distributors, or any breach or default by it or them of any duty or obligation arising under this AGREEMENT or under any sub-distribution agreement.

8.       COMPLIANCE WITH LAWS

8.1 After such time as risk of loss passes to CELL PHARM, CELL PHARM shall be responsible for compliance with all applicable laws and regulations in relation to the handling, promotion, and resale of the PRODUCTS. CELL PHARM will take no action that would cause the export of the PRODUCTS to violate United States law.

8.2 CELL PHARM will comply with laws and regulations of governmental authorities in the TERRITORY relating to advertising and labelling of the PRODUCTS.

8.3 INTERFERON SCIENCES shall be responsible for compliance with all applicable laws and regulations in relation to the PRODUCTS prior to such time as risk of loss passes to CELL PHARM.

9.       GOVERNMENTAL APPROVALS

9.1 CELL PHARM will in its own name and at its own cost, obtain and maintain such registrations, approvals, and consents from governments and health authorities in the TERRITORY, including the performing of required clinical trials or studies, as may be necessary to permit or facilitate the lawful handling, promotion, and resale of PRODUCTS in the TERRITORY. In addition, CELL PHARM may in its own name and at its own cost, obtain and maintain such registrations, approvals, and consents from governments and health authorities in the European Union and Switzerland, including the performing of required clinical trials or studies, as may be necessary to permit or facilitate the lawful handling, promotion, and resale of PRODUCTS in the European Union and Switzerland, provided that such action does not preclude INTERFERON SCIENCES or its licensee or designee from taking the same action. CELL PHARM acknowledges and agrees that no action taken by it with respect to the European Union or Switzerland shall modify the definition of TERRITORY or otherwise increase the rights granted to it under this Agreement.

9.2 CELL PHARM represents to INTERFERON SCIENCES that it has obtained all registrations, approvals, and consents from governments in the TERRITORY as are necessary to permit or facilitate the lawful handling, promotion, and resale of PRODUCTS in the TERRITORY. CELL PHARM will promptly notify INTERFERON

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         SCIENCES if any such registration, approval, or consent lapses or if any additional such registration, approval, or consent becomes necessary.

9.3 INTERFERON SCIENCES will provide, in advance of implementation, written details of any and all significant changes to the manufacturing, processing, handling, and packaging of the ACTIVE INGREDIENT or the PRODUCTS delivered to CELL PHARM, for the purpose of permitting CELL PHARM to notify and obtain appropriate regulatory approvals for said changes. INTERFERON SCIENCES will implement said significant changes only after written confirmation from CELL PHARM. Notwithstanding the foregoing, INTERFERON SCIENCES may unilaterally implement such changes if required to do so by law.

10.      PROMOTION

10.1 CELL PHARM will during the TERM maintain an active and efficient sales and customer service organization with adequately trained personnel for marketing and selling the PRODUCTS. Subject to INTERFERON SCIENCES's obligation to fill CELL PHARM's confirmed orders, CELL PHARM will use all reasonable efforts to maintain an adequate stock of PRODUCTS to meet market demand. CELL PHARM will use all reasonable efforts to effectively advertise, promote, and develop demand for sale of the PRODUCTS in the TERRITORY.

11.      TRADEMARKS

11.1 CELL PHARM may, at its discretion, use its own trademarks in association with the PRODUCTS.

12.      CONFIDENTIALITY

12.1 CELL PHARM acknowledges that manufacturing of the PRODUCTS is dependent on confidential proprietary information and formulae owned by INTERFERON SCIENCES. Furthermore, all data provided from INTERFERON SCIENCES to CELL PHARM under this AGREEMENT is deemed confidential and proprietary information of INTERFERON SCIENCES. Subject to Section 12.2, CELL PHARM agrees to hold in strictest confidence and not to disclose to third parties or itself use any such information except to the extent necessary in connection with this AGREEMENT in accordance with the terms and conditions of the same.

12.2 CELL PHARM's obligations of confidentially will not apply to the extent that it is required to disclose or use the information in question in obtaining governmental registration, consents, or approvals hereunder or to the extent necessary to handle, promote, or resell the PRODUCTS; provided that CELL PHARM shall, to the extent possible, inform the PERSONS to whom such information is disclosed of the

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         confidential nature of such information and request confidential treatment of such information.

12.3 INTERFERON SCIENCES hereby agrees to hold in strictest confidence and not to disclose to third parties or itself use (expect to the extent necessary in connection with this AGREEMENT) any information or reports delivered by CELL PHARM to INTERFERON SCIENCES and any information designated in writing as confidential by CELL PHARM of which INTERFERON SCIENCES becomes informed during the TERM.

12.4 Upon termination of this AGREEMENT for any reason, each PARTY will promptly return to the other PARTY all confidential information of the other PARTY in its possession or control.

12.5 The confidentially obligations in Sections 12.1 and 12.3 shall not apply to confidential information received by one PARTY from the other to the extent:

         (a) it was known to the receiving PARTY before receipt from the other PARTY and can be documented as such by competent proof by the receiving PARTY;

         (b) it was in the public domain at the time of its receipt or entered the public domain through no fault of the receiving PARTY;

         (c) it was disclosed to a PARTY by a third party who was under no obligation of confidentiality to the other PARTY;

         (d)      disclosure of such information is required by law; or

         (e)      necessary to enforce this AGREEMENT.

13.      FORCE MAJEURE

13.1 A PARTY shall not be held liable to the other for failure of any performance or obligation required of that PARTY under this AGREEMENT to the extent such is prevented by reason of force majeure including, but not limited to, industrial disputes, strikes, lockouts, riots, mobs, floods, fires, or other natural disasters or Acts of God, wars declared or undeclared, embargo, or events caused by reason of laws, regulations, or orders by any governments, governmental agency, or instrumentality or by any other supervening unforeseeable circumstances whatsoever beyond the control of either PARTY.

13.2 The PARTY affected by an event of force majeure shall give prompt written notice to the other PARTY with description in reasonable details of the same. A PARTY shall

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         be excused from performance only to the extent affected and only for the period of the force majeure.

14.      DEFAULT, TERMINATION

14.1 Either of the PARTIES shall have the right without prejudice to any rights exercisable or claims for damage or other relief, to terminate this AGREEMENT immediately for cause by written notice to the other PARTY in any of the following events:

         (a) if the other PARTY applies for judicial or extra-judicial settlement with its creditor, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy, or otherwise discontinues business; or the entry of an order or decree adjudging the other PARTY bankrupt or insolvent, or appointing a receiver or trustee in bankruptcy, or commencing liquidation or dissolution proceedings, and the continuance of any such order or decree unstayed and in effect for a period of 60 consecutive days; or

         (b) if the other PARTY breaches any of the material terms or conditions of this AGREEMENT and shall fail to fully cure such breach within 30 days of receipt of written notice from the PARTY asserting the breach; provided that the cure period for any default in payment by CELL PHARM for purchased PRODUCTS shall be ten days from INTERFERON SCIENCES's written notice of default.

14.2 After termination of this AGREEMENT for any reason, CELL PHARM shall have the right to buy a sufficient quantity of PRODUCTS from INTERFERON SCIENCES, on the terms of this AGREEMENT, to meet all CELL PHARM's supply obligations in existence at the time of termination.

14.3 Upon termination of this AGREEMENT for any reason, INTERFERON SCIENCES shall, subject to Section 14.2, have the right to repurchase, and CELL PHARM agrees to sell to INTERFERON SCIENCES, any remaining stock of the PRODUCTS which is no longer required to meet all CELL PHARM's supply obligations in existence at the time of termination. INTERFERON SCIENCES may only purchase PRODUCTS which at such time still comply with the SPECIFICATIONS, have a remaining shelf life of at least 12 months, and which remain unsold by CELL PHARM as of the effective date of said termination. The repurchase price shall be the same price at which CELL PHARM originally purchased said PRODUCTS. INTERFERON SCIENCES shall exercise its repurchase right by indicating its intent to so do in writing to be given no later than 30 days after the effective date of termination.

14.4 During the TERM and for a period of two years after the date of termination of this AGREEMENT, CELL PHARM and its AFFILIATES will not engage in, or PARTICIPATE IN any other business or organization which engages in, the manufacture, sale, or distribution of interferon products (other than the PRODUCTS

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         during the TERM); provided that this Section 14.4 shall not be applicable if CELL PHARM shall rightfully terminate this AGREEMENT pursuant to Section 14.1. CELL PHARM agrees that the provisions of this
         Section 14.4 are necessary and reasonable to protect INTERFERON SCIENCES and that if any restriction contained in this Section 14.4 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the arbitrator or court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

14.5 The failure of either PARTY at any time to enforce any of the terms or provisions or conditions of this AGREEMENT or exercise any right hereunder shall not constitute a waiver of the same or affect that PARTY's right to enforce or exercise the same.

15.      NOTICES AND COMMUNICATIONS

15.1 All notices in connection with this AGREEMENT shall be in writing and be in the English language, as shall all other written communications and correspondence, and may be given by personal delivery, prepaid registered airmail letter, telecopier, or telegram addressed to the PARTY required or entitled to receive the same at its address or telefax number set out below, or to such other address or telefax number as such PARTY shall have designated by like notice to the other PARTY. Notice of termination of this AGREEMENT if given by telecopier or telegram shall be confirmed by prepaid registered airmail letter dated and posted within 24 hours. The effective date of any notice if served by personal delivery, telecopier, or telegram shall be deemed the first business day in the city of destination following the dispatch and if given by prepaid registered airmail letter only, it shall be deemed served seven days after the date of posting.

15.2     Notices to INTERFERON SCIENCES shall be to:

                  INTERFERON SCIENCES, INC.
                  783 Jersey Avenue
                  New Brunswick, N.J. 08901-3605
                  U.S.A.
                  Telephone: 001 (908) 249-3250
                  Telefax: 001 (908) 249-6895

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         Notices to CELL PHARM shall be to:

                  CELL PHARM GmbH
                  Medical Park
                  Feodor Lynen Strasse 23
                  D-30625 Hannover, Germany
                  Telephone: 011-49 511 54 86 81
                  Telefax: 011-49 511 54 86 80

16.      AMENDMENTS

16.1 No modification or amendments to this AGREEMENT shall be binding upon either PARTY unless in writing signed by the duly authorized representatives of both PARTIES hereto.

17.      ASSIGNMENT

17.1 Neither PARTY shall assign this AGREEMENT or any of its rights, nor delegate any of its duties or obligations, except to an AFFILIATE, without the prior written consent of the other. Any assignment or delegation in violation of this provision shall be deemed nil and void.

18.      ARBITRATION

18.1 All disputes arising out of or in connection with this AGREEMENT shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in accordance with said Rules then in effect with arbitration to be held in Stockholm, Sweden. The arbitration shall be conducted in the English language. Judgment upon the award rendered by the arbitrators may be entered with, issued, and enforced by any court having competent jurisdiction.

19.      TERM

19.1 This AGREEMENT shall become effective on the date of its execution and shall remain in effect until June 30, 2001. Unless either PARTY gives written notice to the other at least 90 days prior to the last day of the said initial TERM of its intention to terminate the AGREEMENT, the TERM of this AGREEMENT shall automatically be deemed to be renewed for one year at a time until otherwise terminated by a PARTY in accordance with the terms of this AGREEMENT.

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20.      CLINICAL STUDIES

20.1 CELL PHARM agrees to conduct at its expense clinical studies using the ACTIVE INGREDIENT for the treatment of chronic myelogeous leukemia and hepatitis C. Such studies shall commence in the first ANNUAL PERIOD.

21.      DIFFERENT SIZE PRODUCTS

21.1 As soon as reasonably practicable after the PARTIES agree as to how expenses will be handled, INTERFERON SCIENCES will seek FDA approval to manufacture and export to CELL PHARM vials containing 3,000,000 IU and 10,000,000 IU of the ACTIVE INGREDIENT. If INTERFERON SCIENCES obtains such approval, the PARTIES agree to negotiate in good faith an amendment to this AGREEMENT granting CELL PHARM rights and obligations with respect to the new vials comparable to those granted in this AGREEMENT with respect to the PRODUCTS. Such amendment would, among other things, change the definitions of AVERAGE NET SELLING PRICE and PRODUCT and modify Sections 4.4 and 4.8.

22.      LANGUAGE

22.1 The PARTIES have requested that this AGREEMENT and all related documents be in English.

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         EXECUTED by the PARTIES as follows:

                                 CELL PHARM GmbH

By:    _________________                              By:    _________________
Name:  _________________                              Name:  _________________
Title: _________________                              Title: _________________
Date:  _________________                              Date:  _________________


                            INTERFERON SCIENCES, INC.

By:    _________________                              By:    _________________
Name:  _________________                              Name:  _________________
Title: _________________                              Title: _________________
Date:  _________________                              Date:  _________________

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